Exhibit 99.1

Rightscorp Begins Monitoring 14 Film Titles That Grossed Over $3.5 Billion In Sales

Santa Monica, Calif. - March 27, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that 14 of the film titles it has begun to monitor in the film and video market generated cumulative gross sales in excess of $3.5 billion. These films were all released after 1999 and the gross figures were obtained from Box Office Mojo.

This represents a solid step forward in Rightscorp’s expansion into the film and video market. The Company’s business model of monetizing copyrighted Intellectual Property for rights owners is proving to be an effective solution to online infringement of copyrights. Rightscorp has successfully closed over 60,000 cases to date. The Company currently protects digital assets including music and film, although its model works on all digital content such as video games, books and software.

“The damage caused by illegal downloading is billions in lost revenue and millions in lost wages each year,” said Christopher Sabec, CEO of Rightscorp. “However, Rightscorp has an effective solution that not only reduces online piracy, but also puts money back into our clients’ pockets. We are finding that more and more studios are seeking us out for our unique anti-piracy solution.”

Rightscorp currently represents more than 1,000,000 copyrights. Everyday the Company is inputting more content into its system and adding to the more than 40,000 copyrights it is currently monitoring for artists, record labels and major motion picture studios. The Company currently monitors content for numerous platinum recording artists, songwriters, Academy Award winning films, top TV shows and many others.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 24% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorpinc.com/

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For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784

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